EXHIBIT 99.1
                                    GreenlanD
                                     -------
                                   CORPORATION
December  17,  2002

Mr.  Roger  Greer
NATIONAL  STOCK  TRANSFER
1512  South  1100  East,  Suite  B
Salt  Lake  City,  UT  84105

Dear  Mr.  Greer:

As Secretary of Greenland Corporation, I write to request the following transactions be processed.

ISSUANCE  OF  NEW  SHARES
-------------------------

Pursuant to Nevada Corporation Code Section 78.211, as amended, please issue certificates for a total of 3,500,000 shares of Class A Common Stock of Greenland Corporation in accordance with the following, and pursuant to the opinion of Thomas Beener, which is attached hereto.

THE CERTIFICATES SHOULD NOT CONTAIN A SECURITIES LEGEND AND NO STOP ORDER PLACED AGAINST TRANSFER. PLEASE EXPEDITE AND SEND CERTIFICATES BY FEDERAL EXPRESS TO GREENLAND CORPORATION,



NAME . . . . . . . .  NO. OF SHARES  ADDRESS                    TAX ID NO.
--------------------  -------------  -------------------------  ------------

Amal Saab. . . . . .        500,000  C/O Greenland Corporation   ###-##-####
Michelle Lester. . .        500,000  C/O Greenland Corporation   ###-##-####
Ed Sano. . . . . . .        500,000  C/O Greenland Corporation   ###-##-####
Brian Bonar. . . . .        250,000  C/O Greenland Corporation   ###-##-####
Eric Gaer. . . . . .        250,000  C/O Greenland Corporation   ###-##-####
R. Anthony Mahavier.        500,000  C/O Greenland Corporation  562-695-0827
Tom Beener . . . . .        500,000  C/O Greenland Corporation   ###-##-####
Viper Networks, Inc.        500,000  C/O Greenland Corporation

Still further, please be specifically advised that the corporation has received full consideration for the issuance of these shares. Thus, in addition to being fully paid, they will be validly issued and non-assessable.

Please  mail  these  shares  directly  to my attention at Greenland Corporation.

Your  prompt  attention  is  requested  in  connection  with  this  issuance.

Sincerely,

GREENLAND  CORPORATION
Thomas  J.  Beener,  Secretary  and  General  Counsel